UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2005
Sentex Sensing Technology, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	001-13337	22-2333899

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 East 9th Street
Cleveland, Ohio		44114

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 687-0289

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 29, 2005, Julius L. Hess resigned as Vice President and as a member of the Board of Directors of Sentex Sensing Technology, Inc. (the “Company”). On September 1, 2005, Ronald M. Lipson resigned as a member of the Board of Directors of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sentex Sensing Technology, Inc.
Date: September 2, 2005	/s/ Robert S. Kendall
Robert S. Kendall, Chief Executive Officer